DROPBOX, INC.

AMENDMENT NO. 2 TO THE
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This Amendment No. 2 to the Amended and Restated Investors’ Rights Agreement, as amended (this “Amendment”), is made as of March 27, 2018 by and among Dropbox, Inc., a Delaware corporation (the “Company”) and the Investors set forth on the signature pages hereto. Capitalized terms not herein defined shall have the meanings ascribed to them in the Amended and Restated Investors’ Rights Agreement by and among the Company and the Investors dated as of January 30, 2014, as amended (the “Existing Rights Agreement”).
RECITALS
WHEREAS, the Company has entered into that certain Class A Common Stock Purchase Agreement, dated March 7, 2018, with Salesforce Ventures LLC, a Delaware limited liability company (“Salesforce”), and salesforce.com, inc., a Delaware corporation (the “Purchase Agreement”), pursuant to which Salesforce will purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”), immediately subsequent to the closing of the Qualified IPO (as defined in the Purchase Agreement).
WHEREAS, the Company and the undersigned parties desire to amend the terms of the Existing Rights Agreement for the limited purposes of providing Salesforce with certain “piggyback” registration rights under Section 2.3 of the Existing Rights Agreement with respect to the Shares.
WHEREAS, pursuant to Section 4.2 of the Existing Rights Agreement, the Existing Rights Agreement may be amended only with the written consent of the Company and Investors holding shares of Preferred Stock convertible into a majority of all the Investors’ Shares (collectively, the “Requisite Consent”).
WHEREAS, the undersigned parties constitute the Requisite Consent and consent to the change as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, the undersigned parties hereby agree as follows:
1.Grant of Piggyback Registration Rights and Assumption of Obligations Related Thereto. Upon the consummation of the transaction contemplated by the Purchase Agreement, Salesforce (i) shall become a party to the Existing Rights Agreement, but only with respect to the “piggyback” registration rights set forth in Section 2.3 of the Existing Rights Agreement (“Piggyback Registration Rights”) and the Related Provisions (as defined below) and (ii) shall be deemed a Holder (as defined in the Existing Rights Agreement) only for the purposes of Section 2.3 and the Related Provisions. In connection with the grant of such Piggyback Registration Rights, Salesforce hereby assumes the rights, obligations and restrictions on Holders as set forth in Section 2.1, Section 2.5 through Section 2.12 inclusive and Section 4.2 of the Existing Rights Agreement (collectively, the “Related Provisions”). With respect to the Shares purchased by Salesforce in connection with the Purchase Agreement, Salesforce shall not be deemed to possess any rights set forth in the Existing Rights Agreement (including, without limitation, any demand or Form S-3 registration rights, information rights, preemptive rights, rights of first refusal, or rights of co-sale) other than the Piggyback Registration Rights.

2.Registrable Securities. Solely for purposes of Section 2.3 of the Existing Rights Agreement and the Related Provisions, the Shares purchased by Salesforce in connection with the Purchase Agreement shall be deemed “Registrable Securities” as such term is defined in Section 2.1(b) of the Existing Rights Agreement.

3.Consent. The undersigned parties hereby consent to the addition of Salesforce as an “Investor” party to the Existing Rights Agreement, as amended, solely for the purposes set forth in this Amendment. Salesforce shall become a party to the Existing Rights Agreement, as amended, solely for the purposes set forth in this Amendment by executing and delivering a counterpart signature to this Amendment.

4.Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Existing Rights Agreement shall remain in full force and effect.

5.Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
6.Integration. This Amendment and the Existing Rights Agreement, and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.
7.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have executed this Amendment No. 2 to the Existing Rights Agreement as of the date first written above.

THE COMPANY:

DROPBOX, INC.

By:	/s/ Andrew Houston
Name:	Andrew Houston
Title:	Chief Executive Officer

In Witness Whereof, the parties hereto have executed this Amendment No. 2 to the Existing Rights Agreement as of the date first written above.

INVESTOR:

SALESFORCE VENTURES LLC

By:	/s/ John Somorjai
Name:	John Somorjai
Title:	President

In Witness Whereof, the parties hereto have executed this Amendment No. 2 to the Existing Rights Agreement as of the date first written above.

INVESTOR:

SEQUOIA CAPITAL XII
SEQUOIA TECHNOLOGY PARTNERS XII
SEQUOIA CAPITAL XII PRINCIPALS FUND

By:	SC XII Management, LLC
A Delaware Limited Liability Company
General Partner of Each

	By:	/s/ R. Bryan Schreier
	Name:	R. Bryan Schreier
	Title:	Partner

In Witness Whereof, the parties hereto have executed this Amendment No. 2 to the Existing Rights Agreement as of the date first written above.

INVESTOR:

ACCEL X L.P.
By:	Accel X Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-In-Fact

Name:	Tracy L. Sedlock

ACCEL X STRATEGIC PARTNERS L.P.
By:	Accel X Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock
Attorney-In-Fact

Name:	Tracy L. Sedlock

ACCEL INVESTORS 2008 L.L.C.

By:	/s/ Tracy L. Sedlock
Attorney-In-Fact

Name:	Tracy L. Sedlock

In Witness Whereof, the parties hereto have executed this Amendment No. 2 to the Existing Rights Agreement as of the date first written above.

INVESTOR:

INDEX VENTURES GROWTH I (JERSEY), L.P.

By:	its Managing General Partner
Index Venture Growth Associates I Limited

	By:	/s/ N.T. Greenwood
	Name:	N.T. Greenwood
	Title:	Director

INDEX VENTURES GROWTH I PARALLEL
ENTREPRENEUR FUND (JERSEY), L.P.

By:	its Managing General Partner
Index Venture Growth Associates I Limited

	By:	/s/ N.T. Greenwood
	Name:	N.T. Greenwood
	Title:	Director

INDEX VENTURES GROWTH II (JERSEY), L.P.

By:	its Managing General Partner
Index Venture Growth Associates II Limited

	By:	/s/ N.T. Greenwood
	Name:	N.T. Greenwood
	Title:	Director

INDEX VENTURES GROWTH II PARALLEL
ENTREPRENEUR FUND (JERSEY), L.P.

By:	its Managing General Partner
Index Venture Growth Associates II Limited

	By:	/s/ N.T. Greenwood
	Name:	N.T. Greenwood
	Title:	Director

In Witness Whereof, the parties hereto have executed this Amendment No. 2 to the Existing Rights Agreement as of the date first written above.

INVESTOR:

YUCCA (JERSEY) SLP by Intertrust Employee Benefit
Services Limited as Authorised Signatory of Yucca
(Jersey) SLP in its capacity as administrator of the Index
Co-Investment Scheme

By:	/s/ Sarah Earles /s/ Nick McHardy
Name:	Sarah Earles Nick McHardy
Title:	Authorised Signatories